CERTIFICATE  OF  DETERMINATION
                             OF  PREFERENCES  OF
               6.30%  REDEEMABLE  FIRST  PREFERRED  STOCK  OF
                    PACIFIC  GAS  AND  ELECTRIC  COMPANY


RICHARD A. CLARKE and LESLIE H. EVERETT certify that:

     1.   They are the Chairman of the Board and Chief Executive
          Officer, and the Corporate Secretary, respectively, of Pacific Gas and Electric Company, a California corporation.

     2. The number of shares constituting the series of the 6.30% Redeemable First Preferred Stock is 2,500,000, none of which has been issued.

     3. The Board of Directors duly adopted the following resolution:

               BE IT FURTHER RESOLVED by the Board of Directors of PACIFIC GAS AND ELECTRIC COMPANY that 2,500,000 shares of this corporation's unissued Redeemable First Preferred Stock, $25 par value, shall constitute a series designated "6.30% Redeemable First Preferred Stock" (hereinafter referred to as the "6.30% Series"); and

               BE IT FURTHER RESOLVED that the terms of the 6.30%
          Series are hereby fixed as follows:

          (a)  The holders of shares of the 6.30%
          Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6.30 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

          (b) No dividend shall be declared or paid on any shares of the 6.30% Series or on any shares of any other series or class of preferred stock unless a ratable dividend on the 6.30% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to amounts of dividends or liquidation payments to which they are entitled.

          (c)  No junior shares or shares of preferred
          stock shall be purchased, redeemed, or
          otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

          (d) The shares of the 6.30% Series shall not be subject to redemption by this corporation prior to January 31, 2004. On and after January 31, 2004, the redemption price shall be $25.00 per share, together with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption. For the purpose of redeeming any shares of the 6.30% Series, payment of the redemption price shall be out of any funds of the corporation legally available therefor remaining after: (i) full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, and (ii) all money shall have been paid to or set aside or made available for any sinking fund for the purchase or redemption of all series of and classes of preferred stock as may be required by the terms of such preferred stock.

          (e) Shares of the 6.30% Series shall also be subject to redemption through the operation of a sinking fund (herein called the "Sinking
          Fund") at the redemption price (the "Sinking
          Fund Redemption Price") of $25.00 per share plus an amount equal to the accumulated and unpaid dividends thereon to and including the redemption date, whether or not earned or declared. For the purposes of the Sinking
          Fund, out of any funds of the corporation legally available therefor remaining after full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption
          (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, the corporation shall redeem 125,000 shares of the 6.30% Series annually on each January 31, from 2004 through 2008, inclusive, and 1,875,000 shares on January
          31, 2009, at the Sinking Fund Redemption
          Price. The Sinking Fund shall be cumulative so that if on any such January 31 the funds of the corporation legally available therefor shall be insufficient to permit the required redemption in full, or if for any other reason such redemption shall not have been made in full, the remaining shares of the 6.30% Series so required to be redeemed shall be redeemed before any cash dividend shall be paid or declared, or any distribution made, on any junior shares or before any junior shares or any shares of preferred stock shall be purchased, redeemed or otherwise acquired by the corporation, or any moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of any junior shares or any shares of preferred stock; provided, however, that, notwithstanding the existence of any such deficiency, the corporation may make any required sinking fund redemption on any other series or class of preferred stock if the number of shares of such other series or class of preferred stock being so redeemed bears (as nearly as practicable) the same ratio to the aggregate number of shares of such other series or class then due to be redeemed as the number of shares of the 6.30%
          Series being redeemed bears to the aggregate number of shares of the 6.30% Series then due to be redeemed.

          (f)  Shares of the 6.30% Series redeemed
          otherwise than as required by section (e) or purchased or otherwise acquired by the corporation may, at the option of the corporation, be applied as a credit against any Sinking Fund redemption required by section (e). Moneys available for the Sinking Fund shall be applied on each such January 31 to the redemption of shares of the 6.30% Series.

          (g)  Any shares of the 6.30% Series which
          have been redeemed, purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First
          Preferred Stock, $25 par value, but shall not be reissued as shares of the 6.30% Series.

          (h)  Upon liquidation, dissolution, or
          winding up of the corporation, the holders of shares of the 6.30% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

          (i)  Dividends shall be computed on a basis
          of a 360-day year of twelve 30-day months.

          (j)  If the date for payment of any dividend
          or the date fixed for redemption of any share of the 6.30% Series shall not be a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

          We further declare under penalty of perjury under the laws of the State of California that we have read the foregoing certificate and know the contents thereof and that the same is true and correct of our own knowledge.

Date:     March 23, 1994



                         RICHARD A.CLARKE
                         -------------------------------------
                         RICHARD A. CLARKE
                         Chairman of the Board and
                         Chief Executive Officer


                         LESLIE H. EVERETT
                         -------------------------------------
                         LESLIE H. EVERETT
                         Corporate Secretary